Exhibit 99.1

FOR IMMEDIATE RELEASE OCTOBER 16, 2015

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

INDEPENDENCE ENERGY AMENDS ITS ARTICLES OF INCORPORATION

Youngsville, Louisiana (OTC: IDNG) – Independence Energy Corp. (the “Company”) announced today it that it has amended and restated its articles of incorporation to, among other things, change the Company’s name from “Independence Energy Corp.” to “RedHawk Holdings Corp.” The amended and restated articles were filed with the Secretary of State of the State of Nevada on October 12, 2015 and became effective on October 13, 2015. The Company is waiting for regulatory approval to begin trading under its new trading symbol (HAWC) and new CUSIP number (75746Q103).

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This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.